UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2017

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Four Oaks Fincorp, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 22, 2017.  The shareholders considered three proposals, each of which is described in more detail in the Company's definitive proxy statement dated April 17, 2017.

Proposal 1:  To elect seven nominees to the Company's Board of Directors.  The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Ayden R. Lee, Jr.	4,571,186	78,457	1,215,585
David H. Rupp	4,636,508	13,135	1,215,585
Warren L. Grimes	4,547,796	101,847	1,215,585
Kenneth R. Lehman	4,611,327	38,316	1,215,585
Robert G. Rabon	4,514,008	135,635	1,215,585
Dr. R. Max Raynor, Jr.	4,557,704	91,939	1,215,585
Michael A. Weeks	4,593,658	55,985	1,215,585

All director nominees were duly elected.

Proposal 2:  To vote, on an advisory (nonbinding) basis, to approve executive compensation.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
4,425,510	72,785	151,348	1,215,585

Proposal 2 was approved.

Proposal 3:  To ratify the appointment of Cherry Bekaert LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.  The votes were cast as follows:

For	Against	Abstain
5,847,958	9,197	8,073

Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

	By:	/s/ Deanna W. Hart
Deanna W. Hart
Executive Vice President,
Chief Financial Officer
Date: May 24, 2017